Baldwin & Lyons, Inc.                                                                                                                                                                                                                                                                                                                                                                                                           May 10, 2017
Unaudited First Quarter Financial Statements                                                                                                                                                                                                                                                                                                                                     Investor Contact:  William Vens
                                                                                                                                                                                                                                                                                                                                                                                                                   investors@baldwinandlyons.com
                                                                                                                                                                                                                                                                                                                                                                                                                                              (317) 429-2554

BALDWIN & LYONS ANNOUNCES RESULTS FOR THE FIRST QUARTER OF 2017

●	Gross premiums written during the first quarter of 2017 totaled a record $110.0 million, 14.4% higher than the first quarter of 2016.
●	Net premiums earned during the first quarter of 2017 totaled $74.0 million, 10.6% higher than the first quarter of 2016.

●	Combined ratio during the first quarter of 2017 was 99.7%, reflecting the challenging commercial auto market.

Carmel, Indiana, May 10, 2017—Baldwin & Lyons, Inc. (NASDAQ: BWINA, BWINB) today announced first quarter net income of $6.8 million, or $0.45 per share, which compares to net income of $14.1 million, or $0.94 per share, for the prior year's first quarter.
Gross premiums written for the current quarter was a record $110.0 million, 14.4% higher than the $96.2 million written during the first quarter of 2016.  The increase was primarily driven by the continued strong performance of the Company's commercial automobile and workers' compensation products.
Net premiums earned for the first quarter of 2017 was $74.0 million, 10.6% higher than last year's first quarter total, primarily driven by increases in premiums earned from the commercial automobile and workers' compensation products.
Net investment income of $3.7 million, reflected an increase of 7.3% compared to the first quarter of 2016 due to higher bond yields.
Underwriting operations produced a combined ratio of 99.7% during the first quarter of 2017, which compares to a combined ratio of 86.5% for the 2016 first quarter.  The combined ratio difference was mainly the result of unusually favorable loss experience during the first quarter of 2016 and unfavorable loss experience during the first quarter of 2017 due in part to a severe charter bus loss.
Book value per share on March 31, 2017 was $27.34, an increase of $0.53 per share during the first quarter, after the payment of cash dividends to shareholders totaling $0.27 per share.  The combination of the increase in book value and dividends represents an 11.9% total return on beginning book value for the three months ended March 31, 2017.
The Company's net income, determined in accordance with U.S. generally accepted accounting principles (GAAP), includes items that may not be indicative of ongoing operations. The following table reconciles income before federal income taxes to underwriting income, a non-GAAP financial measure that is a useful tool for investors and analysts in analyzing ongoing operating trends.

	Three Months Ended
	March 31
	2017	2016

Income before federal income taxes	$10,178	$21,438
Less: Net realized gains on investments	6,294	9,012
Operating income, before federal income taxes	$3,884	$12,426
Less: Investment income	3,692	3,440
Underwriting income	$192	$8,986

Three months ended March 31, 2017

Operating Income
Operating income, before federal income taxes, was $3.9 million for the first quarter of 2017 which compares to operating income, before federal income taxes, of $12.4 million during the first quarter of 2016.

Conference Call Information:
Baldwin & Lyons, Inc. has scheduled its quarterly conference call for Wednesday, May 10, 2017, at 11:00 AM ET (New York City time) to discuss results for the first quarter ended March 31, 2017.
To participate via teleconference, investors may dial 1-877-705-6003 (U.S./Canada) or 1-201-493-6725 (International or local) at least five minutes prior to the beginning of the call.  A replay of the call will be available through May 17, 2017 by calling 1-844-512-2921 or 1-412-317-6671 and referencing passcode 13657859.  Investors and interested parties may also listen to the call via a live webcast, accessible on the company's web site via a link at the top of the main Investor Relations page.  To participate in the webcast, please register at least fifteen minutes prior to the start of the call.  The webcast will be archived on this site until November 10, 2017.  The webcast may be accessed directly at: http://public.viavid.com/player/index.php?id=123410.
Also available on the investor relations section of our web site are complete interim financial statements and copies of our filings with the Securities and Exchange Commission.

Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve inherent risks and uncertainties.  Readers are encouraged to review the Company's annual report for its full statement regarding forward-looking information.

Financial Highlights (unaudited)
Baldwin & Lyons, Inc. and Subsidiaries
(In thousands, except per share data)	Three Months Ended
	March 31
	2017	2016

Operating revenue	$78,647	$71,713
Net realized gains on investments	6,294	9,012

Total revenue	$84,941	$80,725

Net operating income	$2,665	$8,254
Net realized gains on investments,
net of federal income taxes	4,091	5,858

Net income	$6,756	$14,112

Per share data - diluted:
Average number of shares	15,104	15,076

Net operating income	$.18	$.55
Net investment gains	.27	.39

Net income	$.45	$.94

Dividends paid to shareholders	$.27	$.26

Comprehensive income, net of tax
Net income	$6,756	$14,112
Unrealized net gains (losses) on securities	5,335	(8,050)
Foreign currency translation adjustments	65	419
Comprehensive income	$12,156	$6,481

Annualized:
Total Value Creation [1]	11.9%	6.4%

Return on average shareholders' equity:
Net operating income	2.9%	9.1%
Net income	7.3%	15.6%

Consolidated combined ratio of
insurance subsidiaries (GAAP basis):	99.7%	86.5%

[1] Total Value Creation equals: (1) change in book value plus dividends paid, divided by (2) beginning book value

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	March 31	December 31
	2017	2016
Assets
Investments [1]:
Fixed maturities ($507,952)	$508,802	$491,904
Equity securities ($75,770)	135,514	119,945
Limited partnerships, at equity	65,739	76,469
Short-term [2]	1,500	1,500
	711,555	689,818
Cash and cash equivalents	61,761	62,976
Accounts receivable	67,303	64,984
Reinsurance recoverable	262,423	255,024
Other assets	75,148	78,732
Current federal income taxes	-	2,603
	$1,178,190	$1,154,137

Liabilities and shareholders' equity
Reserves for losses and loss expenses	$578,841	$576,330
Reserves for unearned premiums	25,968	21,694
Borrowings under line of credit	20,000	20,000
Accounts payable and other liabilities	125,375	120,356
Current federal income taxes	946	-
Deferred federal income taxes	14,158	11,412
	765,288	749,792
Shareholders' equity:
Common stock-no par value	645	644
Additional paid-in capital	54,766	54,286
Unrealized net gains on investments	39,386	34,051
Retained earnings	318,105	315,364
	412,902	404,345
	$1,178,190	$1,154,137

Number of common and common
equivalent shares outstanding	15,104	15,084
Book value per outstanding share	$27.34	$26.81

[1] 2016 cost in parentheses
[2] Approximates cost

	March 31	December 31
Selected Financial Data:	2017	2016

Net GAAP loss and loss expense reserves	$322,044	$324,767
Net statutory loss and loss expense reserves	325,775	328,404
Consolidated statutory surplus	404,568	399,314

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31
	2017	2016
Revenues
Net premiums earned	$73,974	$66,909
Net investment income	3,692	3,440
Net realized gains on investments	6,294	9,012
Commissions and other income	981	1,364
	84,941	80,725
Expenses
Losses and loss expenses incurred	48,599	38,623
Other operating expenses	26,164	20,664
	74,763	59,287
Income before federal income taxes	10,178	21,438
Federal income taxes	3,422	7,326
Net income	$6,756	$14,112

Per share data - diluted:
Income before net gains on investments	$.18	$.55
Net gains on investments	.27	.39
Net income	$.45	$.94

Dividends	$.27	$.26

Reconciliation of shares outstanding:
Average shares outstanding - basic	15,096	15,044
Dilutive effect of share equivalents	8	32
Average shares outstanding - diluted	15,104	15,076

Non-GAAP Financial Information:
	Three Months Ended
	March 31
	2017	2016

Gross premiums written	$110,028	$96,153
Net premiums written	77,530	64,565
Loss and LAE ratio	65.7%	57.7%
Expense ratio	34.0%	28.8%
Combined ratio [1]	99.7%	86.5%

[1] The combined ratio is calculated as ratio of (A) losses and loss expenses incurred, plus other operating expenses, less commission and other income to (B) net premiums earned.

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31
	2017	2016

Net cash provided by operating activities	$6,398	$1,973
Investing activities:
Purchases of available-for-sale investments	(115,947)	(112,301)
Proceeds from sales or maturities
of available-for-sale investments	105,282	89,042
Net (purchases) sales of short-term investments	(7,290)	5
Other investing activities	14,357	(1,154)
Net cash used in investing activities	(3,598)	(24,408)
Financing activities:
Dividends paid to shareholders	(4,080)	(3,977)
Net cash used in financing activities	(4,080)	(3,977)

Effect of Foreign exchange rates on cash and cash equivalents	65	419

Decrease in cash and cash equivalents	(1,215)	(25,993)
Cash and cash equivalents at beginning of period	62,976	73,538
Cash and cash equivalents at end of period	$61,761	$47,545

Baldwin & Lyons, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

(1)
The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-Q but do not include all of the information and footnotes as disclosed in the Company's annual audited financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.  Operating results for the interim periods are not necessarily indicative of the results that may be expected for the year ended December 31, 2017.  Interim financial statements should be read in conjunction with the Company's annual audited financial statements.

(2)
Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve inherent risks and uncertainties.  Readers are encouraged to review the Company's annual report for its full statement regarding forward-looking information.